Exhibit 10.1
AMENDMENT NO. 1 TO
SALES AGREEMENT
March 9, 2023

This Amendment No. 1 (“Amendment No. 1”) amends that certain Sales Agreement, dated as of March 23, 2021 (the “Agreement”), by and between Bionano Genomics, Inc. (the “Company”) and Cowen and Company, LLC, as sales agent (the “Agent”). Defined terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement.
WITNESSETH THAT:
WHEREAS, Section 15 of the Agreement permits the Company and the Agent to amend the Agreement;
WHEREAS, the Company will not be a “well-known seasoned issuer” as such term is defined in Rule 405 under the Securities Act of 1933, as amended, upon the filing of the Annual Report on Form 10-K for the year ended December 31, 2022; and
WHEREAS, the Company and the Agent now desire to amend the Agreement as provided herein.
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Agent agree as follows:
1. Section 1 of the Agreement is amended by replacing the first sentence of the first paragraph with: “The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein and any Terms Agreement (defined below), it may issue and sell to or through Cowen, acting as agent and/or principal, shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell through Cowen such number or dollar amount of Shares that would (a) exceed the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (b) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (c) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b) and (c), the “Maximum Amount”).”
2. Section 1 of the Agreement is further amended by replacing the first sentence of the second paragraph with: “The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a shelf registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).
3. Section 1 of the Agreement is further amended by adding the following to paragraph two immediately after the third sentence: “The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), with respect to the Shares.
4. Section 6(a) of the Agreement is amended by (i) deleting the first sentence thereof in its entirety and replacing it with “The Registration Statement has been filed, or any successor Registration Statement will be filed, with the Commission and has been declared effective by the Commission under the Securities Act or, in the case of a successor Registration Statement, will be declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notice by the Company.” and (ii) deleting the fourth sentence of such section in its entirety.
5. Section 6(b) of the Agreement is amended and restated in its entirety as set forth below:
[Reserved.]
6. A new Section 20 is added to the Agreement as set forth below:
Recognition of the U.S. Special Resolution Regimes.  In the event that Cowen is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Cowen of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
In the event that Cowen is a Covered Entity and Cowen or a BHC Act Affiliate of Cowen becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against Cowen are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
7. References to the date of the Agreement in the form of Placement Notice included as Schedule 1 to the Agreement are hereby revised to read, “March 23, 2021, as amended by Amendment No. 1 thereto, dated March 9, 2023.”
8. This Amendment No. 1 shall be deemed effective on the date first set forth above.
9. Except as amended hereby, the Agreement as now in effect is ratified and confirmed hereby in all respects. For the avoidance of doubt, this Amendment No. 1 and all of its provisions shall be deemed to be a part of the Agreement, as amended hereby. The Agreement as amended by this Amendment No. 1 constitutes the entire agreement of the parties hereto and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof and thereof.
10. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Amendment No. 1 or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in the Agreement shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                        Very truly yours,

                        BIONANO GENOMICS, INC.

                        By: _/s/ R. Erik Holmlin, Ph.D._______________
                         Name: R. Erik Holmlin, Ph.D.
                         Title: President and Chief Executive Officer

The foregoing Amendment is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

COWEN AND COMPANY, LLC

By: _/s/ Michael Murphy    ________
Name: Michael Murphy
Title: Managing Director
[Signature Page to Amendment No. 1]